UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 8, 2011
UNITED BANCORP, INC.
(Exact name of registrant as specified in its charter)

Ohio	0-16540	34-1405357

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 South 4th Street, Martins Ferry, Ohio		43935-0010

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (740) 633-0445
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.
As discussed more thoroughly under Item 2.06 of this current report on Form 8-K, net income information contained in the Company’s January 26, 2011 press release (the “Release”) announcing its unaudited results of operations and financial condition for the fiscal periods ended December 31, 2010 is no longer accurate. For the fiscal year ended December 31, 2010, the Company’s net income was $2,564,000, as compared to the net income of $2,827,367 initially reported in the Release. On a per share basis, the Company’s diluted earnings were $0.52 for 2010; a reduction of $0.06 per share from the amount initially reported in the Release. In addition, the Company’s total assets and total shareholder equity at December 31, 2010 were approximately $423.2 million and $35.6 million, respectively.
The Release was filed as Exhibit 99 to the Company’s Form 8-K filed with the Commission on January 28, 2011.

Item 2.06.	Material Impairments
On Tuesday February 8, 2011, the Company’s management team became aware of a probable loss related to a commercial loan customer. The borrower was current and performing on the loan as of December 31, 2010. Upon investigation of this matter, management determined that it was clear that the events contributing to the loss had occurred during 2010. Management concluded that a provision to increase the Company’s allowance for loan and lease losses in the amount of $400,000 is necessary to account for the anticipated loss associated with this impaired commercial loan.
Because the facts giving rise to the impairment charge existed on December 31, 2010, the Company’s audited financial statements for the year ended December 31, 2010 will reflect this additional provision expense. As a result, the Company’s after-tax net income and diluted earnings per share for the year ended December 31, 2010 have been revised to $2,564,000, and $0.52, respectively, a reduction of $280,000, or $0.06 per share from the amounts reported in the Release and the related Form 8-K filed by the Company on January 28, 2011.
The Company does not anticipate that the impairment charge will result in any additional future cash expenditures.

Item 8.01.	Other Events
On February 11, 2011, the Company issued a press release announcing a quarterly cash dividend of $0.14 per share of its common stock payable on March 18, 2011 to shareholders of record on March 4, 2011. A copy of the press release is furnished herewith as Exhibit 99.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits
The following exhibits are furnished herewith:

Exhibit
Number	Exhibit Description
99	Press Release announcing Company’s quarterly dividend of $0.14 per common share
Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 11, 2011	United Bancorp, Inc.

/s/ Randall M. Greenwood

Randall M. Greenwood
Senior Vice President and Chief Financial Officer